Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION

FOR

COGENCO INTERNATIONAL, INC.

     The following sets forth the restated articles of incorporation for Cogenco International, Inc., adopted by resolution of the board of directors pursuant to §7-110-107(1) without shareholder action. Shareholder action was not required inasmuch as no amendments to the articles of incorporation of Cogenco International, Inc., are included herein.

     The text of the restated articles of incorporation is as follows:

ARTICLE I

     The corporate name of the corporation shall be: Cogenco International, Inc.

ARTICLE II

     The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as full; and to the same extent as natural persons might or could do, and in any part of the world, viz:

     (a)    To engage in the business of converting natural gas and other energy sources to electricity and to sell electricity to public utility companies or others, and to transact all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

     (b)    To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invent, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Colorado.

     (c)    To acquire the goodwill, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm association, partnership or corporation; to pay for the same in cash, the stock of the corporation, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

     (d)    To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and, while the holder of such stock, to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.

     (e)    To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copy-right or otherwise.

     (f)    To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association, partnership or corporation, town, city, county, body politic, state, territory, government, colony or dependency thereof.

     (g)    To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable, transferable or nontransferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

     (h)    To lend money to, or guarantee the obligations of, or to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation, upon the affirmative vote of at least a majority of the outstanding shares entitled to vote for directors.

     (i)    To purchase, take, own, hold, deal in, mortgage or otherwise pledge, and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Colorado.

     (j)    To purchase, hold, sell and transfer the shares of its capital stock.

     (k)    To have one or more offices and to conduct any or all operations and business and to promote its objects, within or without the State of Colorado, without restrictions as to place or amount.

     (l)    To do any or all of the things herein set forth as principal, agent, contractor, trustee, partner or otherwise, alone or in company with others.

     (m)    The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clauses or paragraph of these Articles of Incorporation.

     (n)    The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Colorado.

ARTICLE III

     A.    CAPITAL STOCK.

1. Par Value of Common Stock. The par value of the Common Stock and the Preferred Stock of the Corporation shall be and hereby is $.01 par value per share.

     2.   Authorized Capital Stock. The authorized Capital Stock of the Corporation shall be and hereby is increased to 50,000,000 shares of Common Stock, $.01 par value and to 10,000,000 share of Preferred Stock, $.01 par value.

     B.    The relative rights, preferences and limitations of each class of capital stock are, and the designation and relative rights, preferences and limitations of each arises of Preferred Stock are to be fixed, as follows:

     1.    Subject to any limitation prescribed by law, the number of shares in each series of Preferred Stock and the designation and relative rights, preferences and limitations of each series of Preferred Stock shall be fixed by resolution adopted by the Board of Directors of the corporation, provided that before any shares of a series of Preferred Stock are issued a statement setting forth: the name of the corporation; a copy of the resolution establishing and designating the series and fixing and determining the relative rights and preferences thereof; the date of adoption of resolution; that such resolution was duly adopted by the Board of Directors, shall be filed as required by the Colorado Corporation Code. Pursuant to the foregoing general authority vesting in it, but not in limitation thereof, the Board of Directors is expressly empowered to determine with respect to the shares of each series of Preferred Stock.

     (a)    The dividend rights of such shares, including whether the dividends to which such shares are entitled shall be cumulative or noncumulative and whether dividends on such shares shall have any preference over dividends payable on any other class or classes of stock;

     (b)    Whether such shares shall be convertible into shares of common stock or, to the extent permitted by law, into shares of another series of Preferred Stock and, if so, upon what terms and conditions;

(c) Whether such shares shall have voting rights in addition to those provided by law and, if so, to what extent and upon what terms and conditions;

(d) Whether such shares shall be subject to redemption by the corporation and, if so, upon what terms and conditions;

(e) Whether, if such shares are to be redeemable, a sinking fund or other fund shall be established for the purchase or redemption thereof and, if so, upon what terms and conditions; and

     (f)    The rights of such shares in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, including whether such shares shall have any preferential claim against the assets of the corporation and, if so, to what extent.

     2.    Except as otherwise provided by law or by action of the Board of Directors in granting voting rights to the shares of any series of Preferred Stock, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the shares of common stock. Each share of common stock shall have one vote upon all matters.

     C.    Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable.

     D.    The Board of Directors shall have the authority to impose restrictions upon the transfer of the capital stock of the corporation as they deem necessary in the best interests of the corporation or as required by law.

     E.    On the date upon which the Articles of Amendment to the Company’s Articles of Incorporation containing this Amendment to paragraph E of Article III becomes effective (the “Effective Date”), each share of the Company’s Common Stock $.001 par value, which was issued and outstanding on the Effective Date shall be split, converted and exchanged into 4.42 shares of Common Stock, $.001 par value. No fractional shares of Common Stock or scrip therefor shall be issued by reason of the foregoing stock split; however, an additional share shall be issued with respect to any fraction which may result from the computation thereof.

ARTICLE IV

     The corporation shall have perpetual existence.

ARTICLE V

     The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation, provided, however, that the initial Board of Directors shall consist of three persons. So long as the number of directors shall be less than three, no shares of this corporation may be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. In the event there are less than three directors, this provision shall also constitute a restriction on the transfer of shares and a legend shall be conspicuously placed on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present unless the act of a greater number is required by the laws of the state of incorporation, these Articles or the Bylaws of the corporation.

To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, if in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine without the vote of the shareholders.

     The Board of Directions shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all the property or assets of the corporation, including its good will, if not in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine, provided that such sale shall be authorized or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders’ meeting called for that purpose, or then authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The Board of Directors shall have power and authority to merge or consolidate the corporation upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The Board of Directors may, from time to time, distribute to its shareholders, without the approval of its shareholders, in partial liquidation, out of the stated capital or capital surplus of the corporation, a portion of its assets, in cash or in property, so long as the partial liquidation is in compliance with § 7-106-401 of the Colorado Business Corporation Act.

     The corporation shall be dissolved upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

     The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

ARTICLE VI

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

     No contract or other transaction of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the shareholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with this corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

     The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation’s Board of Directors as evidenced by resolutions appearing in the corporation’s minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

ARTICLE VII

     Each director and each officer of the corporation shall be indemnified by the corporation as follows:

     (a)    The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonably cause to believe that his conduct was unlawful.

     (b)    The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonable entitled to indemnification for such expenses which such court deems proper.

     (c)    To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

     (d)    Any indemnification under Sections (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

     (e)    Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section (d) of this Article, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     (f)    The Board of Directors may exercise the corporation’s power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

     (g)    The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

ARTICLE VIII

     Part or all of the business of said corporation may be carried on in the City and County of Denver, or any other place in the State of Colorado or beyond the limits of the State of Colorado, in other states or territories of the United States and in foreign countries.

ARTICLE IX

     Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of the majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, a the case may be, and also on said corporation.

ARTICLE X

     No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.

ARTICLE XI

     Meetings of shareholders may be held at such time and place as the Bylaws shall provide. At all meetings of the shareholders, one-third of all shares entitled to vote shall constitute a quorum.

ARTICLE XII

     Cumulative voting shall not be allowed.

ARTICLE XIII

     These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

ARTICLE XIV

     Any action for which the Colorado Statutes require the approval of two-thirds of the shares or any class or series entitled to vote with respect thereto, unless otherwise provided in the Articles of Incorporation, shall require for approval, the affirmative vote of a majority of the shares or any class or series outstanding and entitled to vote thereon.

ARTICLE XV

     No director shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 7-5-114 of the Colorado Revised Statutes or any amendment thereto or successor provision thereto, and except for any matter in respect of which such director shall be liable by reason that he (i) has breached his duty of loyalty to the corporation or its shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit. Neither the amendment nor repeal of this Article XV, nor the adoption of any provisions of the Articles of Incorporation inconsistent with this Article XV, shall eliminate or reduce the effect of this Article XV in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XV would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.